UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006 (February 7, 2006)
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30092
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On January 31, 2006, Internet Commerce Corporation (the “Company”) entered into a Termination Agreement with Shannon Oaks Partnership and R.E.C.-Shannon Oaks, LLC, collectively as the “Landlord,” to terminate the lease for the office space in Cary, North Carolina, dated as of May 13, 1999, as amended, between the Landlord and Research Triangle Commerce, Inc., which was subsequently merged into the Company. Pursuant to the Termination Agreement, the Company will pay the Landlord a lump sum cash settlement in the amount of $120,000, and upon the receipt of such settlement by the Landlord, the lease will be terminated effective January 31, 2006.
     The foregoing description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Termination Agreement, dated January 31, 2006, by and between Internet Commerce Corporation, Shannon Oaks Partnership and R.E.C.-Shannon Oaks, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Commerce Corporation

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer
Dated: February 15, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Termination Agreement, dated January 31, 2006, by and between Internet Commerce Corporation, Shannon Oaks Partnership and R.E.C.-Shannon Oaks, LLC.